UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 25, 2008

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33050 (Commission File Number)	30-0314655 (IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut (Address of Principal Executive Offices)	06103 (Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2008, CBRE Realty Finance, Inc. (the “Company”), CBRE Realty Finance Management, LLC (the “Manager”), CB Richard Ellis, Inc. (“CBRE”) and CBRE Melody & Company, formerly LJ Melody & Company (“CBRE Melody”) entered into the Second Amendment (the “Second Amendment”) to Amended and Restated Management Agreement, dated April 29, 2008, as amended by that certain First Amendment to Amended and Restated Management Agreement, dated October 13, 2008 (collectively, the “Amended Management Agreement”). The Second Amendment extended the time period during which the Company and/or the Manager may provide notice to terminate the Management Agreement from the period between November 1, 2008 and November 30, 2008 to the period between December 5, 2008 and December 15, 2008. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Management Agreement, by and among CBRE Realty Finance, Inc., CBRE Realty Finance Management, LLC, CB Richard Ellis, Inc. and CBRE Melody & Company, dated November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2008

CBRE REALTY FINANCE, INC.

By:	/s/ Daniel Farr

Name: Daniel Farr Title: Chief Financial Officer